Exhibit 10.5

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated)

1.                                       PURPOSE

The purpose of this Plan is to provide an opportunity for Employees of Seagate Technology plc, an Irish company (the “Corporation”) and its Designated Subsidiaries, to purchase Ordinary Shares and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Administrator designed to achieve desired tax or other objectives in particular locations outside of the United States, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Offering Periods, Purchase Periods, or Purchase Price.

2.                                    DEFINITIONS

2.1           “Applicable Law” shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

2.2           “Board” shall mean the Board of Directors of the Corporation.

2.3           “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

2.4           “Committee” shall mean the committee appointed by the Board in accordance with Section 15 of the Plan.

2.4           “Companies Act” shall mean the Companies Act 1963 of Ireland.

2.5           “Compensation” shall mean an Employee’s base cash compensation and commissions, but shall exclude such items as allowances, differentials, bonuses or premiums such as those for working shifts or overtime, payments for incentive compensation, incentive payments, bonuses, income from the exercise or vesting or the sale, exchange or other disposition of a compensatory share award granted to the Employee by the Corporation or a Designated Subsidiary, and other forms of extraordinary compensation. The Committee shall have the authority to determine and

(ESPP – JULY 2010)

approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

2.6           “Corporation” shall mean Seagate Technology plc, a public company incorporated under the laws of the Republic of Ireland with limited liability under registered number 480010, or any successor thereto.

2.7           “Designated Subsidiary” shall mean a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

2.8           “Effective Date” shall mean the date on which the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 under the Securities Act for the initial public offering of Seagate Technology common stock (the “Registration Statement”) became effective.

2.9           “Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary on the Corporation’s or such Designated Subsidiary’s payroll records during the relevant participation period. Employee shall not include individuals whose employment is for less than the specific number of days determined by the Committee as of the “Offering Date.” Individuals classified as independent contractors, consultants, advisers, or members of the Board or the board of directors of a Designated Subsidiary are not considered “Employees” by virtue of such station.

2.10         “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

2.11         “Fair Market Value” on a given date of determination (i.e., an Offering Date or Purchase Date, as appropriate) shall mean the value of the Ordinary Shares determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) on the date of determination as quoted on such exchange or system on which the Shares have the highest average trading volume, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the closing bid and asked prices for the Shares on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or, (iii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board. For purposes of the Offering Date under the first Offering Period, the Fair Market Value of a share of Seagate Technology common stock shall be the initial price to the public as set forth in the final prospectus included with the Registration Statement.

2.12         “Offering Date” shall mean the first Trading Day of an Offering Period under the Plan; provided that the Offering Date of the first Offering Period will be the Effective Date.

2.13         “Offering Period” shall mean a period of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised; provided, however, that effective for Offering Periods commencing on or after February 1, 2006, the term “Offering Period” shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised.  For Offering Periods that commence prior to February 1, 2006, the Plan shall be implemented by a series of Offering Periods of approximately twelve (12) months duration, with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the twelve month period ending on January 31 and July 31 of the subsequent year; provided that the first Offering Period shall commence on the Effective Date and shall end on the last Trading Day on or before January 31, 2004.  Effective for Offering Periods that commence on or after February 1, 2006, the Plan shall be implemented by a series of Offering Periods of approximately six (6) months duration, with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the six-month period ending on the next July 31 and January 31, respectively.  The duration and timing of Offering Periods may be changed or modified by the Committee.

2.14         “Offering Price” shall mean the Fair Market Value of a Share on the Offering Date of an Offering Period.

2.15         “Officer” shall mean a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.16         “Ordinary Share” or “Share” means an ordinary share of the Company, nominal value US$0.00001.

2.17         “Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.

2.18         “Plan” shall mean this Employee Stock Purchase Plan, as amended and restated.

2.19         “Purchase Date” shall mean the last Trading Day of each Purchase Period.

2.20         “Purchase Period” shall mean, with respect to Offering Periods that commence on prior to February 1, 2006, the period of approximately six (6) months commencing after one Purchase Date and ending with the next Purchase Date, with new Purchase Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the six-month period ending on the next July 31 and January 31, respectively; provided that the first Purchase Period shall commence on the Effective Date and shall end at the completion of the seventh complete calendar month following the Effective Date unless otherwise determined by the

Committee. The second Purchase Period of the first Offering Period shall begin on the first Trading Day following the end of the first Purchase Period and shall end on the last Trading Day on or before January 31, 2004. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period.  Notwithstanding anything herein to the contrary, effective for Offering Periods that commence on or after February 1, 2006, “Purchase Period” shall have the same meaning as the term “Offering Period.”

2.21         “Purchase Price” shall have the meaning set out in Section 8.2.

2.22         “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.23         “Shareowner” shall mean a record holder of Ordinary Shares entitled to vote such Shares under the Corporation’s by-laws.

2.24         “Subsidiary” shall mean any entity treated as a corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary, which is also a subsidiary within the meaning of Section 155 of the Companies Act.

2.25         “Trading Day” shall mean a day on which U.S. national stock exchanges and the national market system are open for trading and the Ordinary Shares are being publicly traded on one or more of such exchanges or markets.

3.                                    ELIGIBILITY

3.1           Any Employee employed by the Corporation or by any Designated Subsidiary on an Offering Date shall be eligible to participate in the Plan with respect to the Offering Period commencing on such Offering Date. The Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 30 days) prior to an Offering Date to be eligible to participate with respect to the Offering Period beginning on that Offering Date. The Committee may also determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q).

3.2           No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) Ordinary Shares, including Shares which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of securities of the Corporation or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 16 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. Eligible Employees may not participate in more than one Offering Period at a time.

4.                                    OFFERING PERIODS AND PURCHASE PERIODS

4.1           Offering Periods.  With respect to Offering Periods commencing prior to February 1, 2006, the Plan shall generally be implemented by a series of twelve (12) month Offering Periods with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 and ending on the last Trading Day in the twelve month periods ending on January 31 and July 31 of the next calendar year, respectively, or on such other date as the Committee shall determine. The first Offering Period shall commence on the Effective Date and shall end on the last Trading Day on or before January 31, 2004. With respect to Offering Periods commencing on or after February 1, 2006, the Plan shall generally be implemented by a series of six (6) month Offering Periods with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 and ending on the last Trading Day in the six-month periods ending on the next July 31 and January 31, respectively, or on such other date as the Committee shall determine, and continuing thereafter until the Plan is terminated pursuant to Section 14 hereof. The Committee shall have the authority to change the frequency and/or duration of Offering Periods (including the commencement dates thereof) with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

4.2           Purchase Periods.  With respect to Offering Periods commencing prior to February 1, 2006, each Offering Period shall generally consist of two (2) consecutive Purchase Periods of six (6) months’ duration, with new Purchase Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the six-month period ending on the next July 31 and January 31, respectively. With respect to Offering Periods commencing on or after February 1, 2006, each Offering Period shall generally consist of one (1) Purchase Period that runs concurrently with the Offering Period. The last Trading Day of each Purchase Period shall be the “Purchase Date” for such Purchase Period; provided that the first Purchase Period shall commence on the Effective Date and shall end at the completion of the seventh complete calendar month following the Effective Date unless otherwise determined by the Committee. The second Purchase Period of the first Offering Period shall begin on the first Trading Day following the end of the first Purchase Period and shall end on the last Trading Day on or before January 31, 2004. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period. The Committee shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

5.                                    PARTICIPATION

5.1           An Employee who is eligible to participate in the Plan in accordance with its terms at the beginning of an Offering Period shall automatically receive an option in accordance with Section 8.1 and may become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Offering Period, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to exceed ten percent (10%) of the Employee’s Compensation (or such other percentage as the Committee may establish from time to time before an Offering Date) of such Employee’s Compensation on each payday during the Offering Period.  All payroll deductions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such payroll deductions. The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 5.2 of the Plan shall apply.

5.2           Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee.  In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

5.3           Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during a Purchase Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during a Purchase Period, his or her accumulated payroll deductions will be refunded to the Participant without interest, his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Ordinary Shares will be made during the Offering Period. The Committee may establish rules pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

5.4           A Participant may change his or her rate of contribution through payroll deductions only during an open enrollment period or such other times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (including Purchase Periods of subsequent Offering Periods). Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, the Committee may reduce a Participant’s payroll deductions to zero percent (0%) at any time during a Purchase Period scheduled to end during the current calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5.3.

6.                                    TERMINATION OF EMPLOYMENT

In the event any Participant terminates employment with the Corporation and its Designated Subsidiaries for any reason (including death) prior to the expiration of a Purchase Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Purchase Period then in progress, his or her option for the purchase of Ordinary Shares will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Corporation. Following the purchase of Shares on such Purchase Date, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Designated Subsidiaries, Subsidiaries and the Corporation, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

7.                                    SHARES

Subject to adjustment as set forth in Section 11, the maximum number of Ordinary Shares, which may be issued pursuant to the Plan shall be forty million (40,000,000) Shares, plus an automatic annual increase (the “Annual Increase”) on the first day of the Corporation’s fiscal year beginning in 2003 equal to the lesser of two million five hundred thousand (2,500,000) Shares or one-half of one percent (0.5%) of the outstanding Shares on the last day of the immediately preceding fiscal year, or such lesser number of Shares as is determined by the Board.(1) The maximum number of Shares that may be granted collectively to all Participants within any given Purchase Period is two and one-half million (2,500,000) Shares; provided, however, that unless and until the Board determines otherwise, with respect to Purchase Periods commencing on or after August 1, 2009, the maximum number of Shares that may be granted collectively to all Participants within any given Purchase Period shall be one and one-half million (1,500,000) Shares. If, on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds either maximum, the Corporation shall make pro rata allocation of the Shares remaining available for purchase in as uniform a manner

(1)  Under this provision, effective for fiscal years commencing on or after fiscal year 2003, the Board has determined that no Shares will be added pursuant to the Annual Increase until further affirmative action is taken by the Board in the future.

as shall be practicable and as it shall determine to be equitable. In no event shall the total number of Shares issued under the Plan exceed seventy-five million (75,000,000) Shares.

8.                                    OFFERING

8.1           On the Offering Date of each Offering Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5.1, shall be granted an option to purchase that number of whole Shares, not to exceed one thousand (1,000) Shares (or such other number of Shares as determined by the Committee), which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Purchase Period at the purchase price specified in Section 8.2 below, subject to the additional limitation that no Employee participating in the Section 423 Plan shall be granted an option to purchase Shares under the Plan if such option would permit his or her rights to purchase Shares under all employee stock purchase plans (described in Section 423 of the Code) of the Corporation and its Subsidiaries to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Fair Market Value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Offering Date. An option will expire upon the earlier to occur of (i) the termination of a Participant’s participation in the Plan or such Offering Period (ii) the grant of an option to such Participant on a subsequent Offering Date; or (iii) the termination of the Offering Period. This Section 8.1 shall be interpreted so as to comply with Code Section 423(b)(8).

8.2           The Purchase Price under each option shall be with respect to a Purchase Period the lower of (i) a percentage (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Offering Price, or (ii) the Designated Percentage of the Fair Market Value of a Share on the Purchase Date on which the Shares are purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the option price shall be the Designated Percentage of the Fair Market Value of a Share on the Purchase Date.

9.                                    PURCHASE OF SHARES

Unless a Participant withdraws from the Plan as provided in Section 5.3 or except as provided in Sections 12 or 14.2, upon the expiration of each Purchase Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole Shares which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8.2. Notwithstanding the foregoing, the Corporation or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance which the Corporation or its Designated Subsidiary is required by Applicable Law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The Shares purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date.  During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

10.                             PAYMENT AND DELIVERY

As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Ordinary Shares purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase, except as specified below. The Committee may permit or require that Shares be deposited directly with a broker designated by the Committee or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares. The Corporation shall retain the amount of payroll deductions used to purchase Shares as full payment for the Shares and the Shares shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Shareowner rights with respect to Shares subject to any option granted under the Plan until the Shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct the Corporation to retain in a Participant’s account for the subsequent Purchase Period or Offering Period any payroll deductions which are not sufficient to purchase a whole Share or return such amount to the Participant. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant.

11.                             RECAPITALIZATION

Subject to any required action by the Shareowners of the Corporation, if there is any change in the outstanding Ordinary Shares because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, share split, reverse share split, share dividend, liquidating dividend, combination or reclassification of the Ordinary Shares (including any such change in the number of Shares effected in connection with a change in domicile of the Corporation), or any other increase or decrease in the number of Ordinary Shares effected without receipt of consideration by the Corporation, provided that conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without consideration,” the number of securities covered by each option under the Plan which has not yet been exercised and the number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a Participant in a Purchase Period, the number of securities in the Annual Increase, and the price per share covered by each option under the Plan which has not yet been exercised, may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

12.                             MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS

12.1         In the event of the proposed liquidation or dissolution of the Corporation, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

12.2         In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation or similar combination of the Corporation with or into another entity, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.

13.                             TRANSFERABILITY

Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive Shares under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5.3.

14.                             AMENDMENT OR TERMINATION OF THE PLAN

14.1                           The Plan shall continue until terminated in accordance with Section 14.2.

14.2         The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareowners, no such revision or amendment shall increase the number of Shares subject to the Plan, other than an adjustment under Section 7 and Section 11 of the Plan, or make other changes for which Shareowner approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest, the payroll deductions credited to Participants’ accounts to such Participants or (ii) set an earlier Purchase Date with respect to an Offering Period and Purchase Period then in progress.

15.                             ADMINISTRATION

15.1         The Board shall appoint a committee of one or more individuals to administer the Plan (the “Committee”), which, unless otherwise specified by the Board, shall consist of the members of the Corporation’s Administrative Committee, as constituted from time to time in accordance with its charter, and generally made up of senior members of management from the Corporation’s Legal, Finance and Human Resources functions.  The Committee will serve for such period of time as the Board or the Compensation Committee of the Board may specify and whom the Board or the Compensation Committee of the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board or the Compensation Committee of the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board or the Compensation Committee of the Board. Decisions of the Board or the Compensation Committee of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan.

15.2         In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Corporation, members of the Board and of the Committee shall be indemnified by the Corporation against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.

16.                             COMMITTEE RULES FOR FOREIGN JURISDICTIONS

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan.  The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

17.          SECURITIES LAWS REQUIREMENTS

17.1         No option granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Corporation with respect to such compliance. If on a Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire Shares) shall be returned to the Participants, without interest. The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

17.2         As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned applicable provisions of law.

18.          GOVERNMENTAL REGULATIONS

This Plan and the Corporation’s obligation to sell and deliver Ordinary Shares under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of Shares hereunder.

19.          NO ENLARGEMENT OF EMPLOYEE RIGHTS

Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

20.          GOVERNING LAW

This Plan shall be governed by applicable laws of the State of California.

21.          EFFECTIVE DATE

This Plan shall be effective on the Effective Date, subject to approval of the Shareowners of the Corporation within twelve (12) months before or after its date of adoption by the Board.

22.          REPORTS

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

23.          DESIGNATION OF BENEFICIARY FOR OWNED SHARES

With respect to Ordinary Shares purchased by the Participant pursuant to the Plan and held in an account maintained by the Corporation or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, the Corporation or its assignee shall deliver any Shares and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, the Corporation shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation in its sole discretion, may deliver (or cause its assignee to deliver) such Shares and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may determine. The provisions of this Section 23 shall in no event require the Corporation to violate local law, and the Corporation shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.

24.          ADDITIONAL RESTRICTIONS OF RULE 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of Ordinary Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3.  This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

25.          NOTICES

All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

APPENDIX A

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

DESIGNATED SUBSIDIARIES

Seagate Technology (US) Holdings, Inc.

Seagate US LLC

Seagate Technology Australia Pty. Limited

Seagate Technology SAS

Seagate Technology GmbH

Seagate Technology (Hong Kong) Limited

Seagate Technology AB

Seagate Technology Taiwan Ltd.

Seagate Technology International (Wuxi) Co. Ltd.

Seagate Technology (Ireland)

Penang Seagate Industries (M) Sdn. Bhd.

Seagate Technology Media (Ireland)

Nippon Seagate Inc.

Seagate Singapore International Headquarters Pte. Ltd.

Seagate Technology (Marlow) Limited

Seagate Technology (Thailand) Limited

Seagate Technology International

Maxtor Technology (Suzhou) Co. Ltd.

Seagate International (Johor) Sdn. Bhd.

Seagate Technology Republic Ireland Limited

Seagate Technology HDD (India) Private Limited

Seagate Technology (Netherlands) B.V.

APPENDIX B

SUBPLAN UNDER THE SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY EMPLOYEE STOCK PURCHASE PLAN

1.                                      Purpose.  The purpose of this subplan under the Seagate Technology public limited company Employee Stock Purchase Plan (the “Subplan”) is to permit eligible contract workers who perform work for the Corporation in the countries designated from time to time by the Committee in its sole discretion and listed on Exhibit A to the Subplan (any one such individual a “Contractor,” and collectively, “Contractors”) to participate in the Seagate Technology public limited company Employee Stock Purchase Plan (the “ESPP”).

2.                                      Terms of the Subplan.  The terms and conditions of the Subplan shall in all respects be identical to those set forth in the ESPP except as set forth in this Subplan. Capitalized terms not otherwise defined in this Subplan shall have the same meaning as set forth in the ESPP.

3.                                      Definition of Employee.  For purposes of the Subplan, references to Employees in the ESPP shall include Contractors.

4.                                      Exhibit A.  The Committee shall have the authority in its sole discretion to amend the list of countries on Exhibit A attached to this Subplan as necessary and desirable and for such amendments to take effect as shall be determined by the Committee in its sole and absolute discretion.

5.                                      Terms of the ESPP.  Except as set forth above, Contractors who participate under the ESPP shall be subject to the terms and conditions set forth in the ESPP.

EXHIBIT A

Estonia

Lebanon

Poland

Russia

Turkey

APPENDIX C

SUBPLAN UNDER THE SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY EMPLOYEE STOCK PURCHASE PLAN FOR EMPLOYEES IN MALAYSIA

1.                                      Purpose.  The purpose of this subplan under the Seagate Technology public limited company Employee Stock Purchase Plan (the “Subplan”) is to set forth requirements with respect to the participation by eligible Employees at Penang Seagate Industries (M) Sdn. Bhd. and Seagate International (Johor) Sdn. Bhd. in Malaysia in the Seagate Technology public limited company Employee Stock Purchase Plan (the “ESPP”).

2.                                      Terms of the Subplan.  The terms and conditions of the Subplan shall in all respects be identical to those set forth in the ESPP, except as set forth in this Subplan. Capitalized terms not otherwise defined in this Subplan shall have the same meanings as set forth in the ESPP.

3.             Conditions Upon Issuance of Shares.

3.1           Notwithstanding Sections 5.1 and 9 of the ESPP, no payroll deductions shall be made and no Shares shall be issued with respect to options held by Participants in Malaysia unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any share exchange upon which the Shares may then be listed, and the Malaysian Employment Act of 1955 and the regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

3.2           The Corporation’s obligations to make payroll deductions pursuant to the written instructions of Participants in Malaysia and to issue Shares to Participants in Malaysia under the ESPP are specifically conditioned upon receiving approval in writing from the Director General of Labour of the Ministry of Human Resources in Malaysia authorizing payroll deductions for Participants in Malaysia. Unless and until such approval is granted, the Committee shall have the authority in its sole discretion to extend or terminate Purchase Periods and/or Offering Periods, and to modify or rescind any conditional rights the Corporation or its Designated Subsidiaries in Malaysia may have to receive funds from Participants in Malaysia pursuant to such Participants’ written instructions.

4.                                      Minimum Purchase.  Notwithstanding Sections 5 and 9 of the ESPP, purchases will not be made for Participants in Malaysia with respect to a given Purchase Period unless the applicable Participant has accumulated sufficient payroll deductions during such Purchase Period to purchase at least ten (10) whole Shares.  In the event a Participant in Malaysia has not accumulated sufficient payroll deductions during a given Purchase Period to purchase at least ten (10)

whole Shares, such Participant will be deemed to have withdrawn from the Plan with respect to that Purchase Period and his or her payroll deductions will be refunded to the Participant without interest promptly following the end of the Purchase Period.

5.                                      Terms of the ESPP.  Except as set forth above, Participants in Malaysia shall be subject to the terms and conditions set forth in the ESPP.

APPENDIX D

SUBPLAN UNDER THE SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY EMPLOYEE STOCKPURCHASE PLAN FOR EMPLOYEES IN THAILAND

1.                                      Purpose.  The purpose of this subplan under the Seagate Technology public limited company Employee Stock Purchase Plan (the “Subplan”) is to set forth requirements with respect to the participation by eligible Employees at Seagate Technology (Thailand) Limited in Thailand in the Seagate Technology public limited company Employee Stock Purchase Plan (the “ESPP”).

2.                                      Terms of the Subplan.  The terms and conditions of the Subplan shall in all respects be identical to those set forth in the ESPP, except as set forth in this Subplan. Capitalized terms not otherwise defined in this Subplan shall have the same meanings as set forth in the ESPP.

3.                                      Conditions Upon Issuance of Shares.

3.1           Notwithstanding Section 9 of the ESPP, Shares shall not be issued with respect to options held by Participants in Thailand unless the exercise of such options and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any share exchange upon which the Shares may then be listed, and the Thai Securities and Exchange Act and the regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

3.2           The Corporation’s obligation to issue Shares to Participants in Thailand under the ESPP is specifically conditioned upon receiving approval from the Thai Securities and Exchange Commission for the issuance of securities under the ESPP to Participants in Thailand. Unless and until such approval is granted, the Committee shall have the authority in its sole discretion to extend or terminate Purchase Periods and/or Offering Periods, and to modify or rescind any conditional rights the Corporation or its Designated Subsidiary in Thailand may have to receive funds from Participants in Thailand pursuant to such Participants’ written instructions.

4.                                      Minimum Purchase.  Notwithstanding Sections 5 and 9 of the ESPP, purchases will not be made for Participants in Thailand with respect to a given Purchase Period unless the applicable Participant has accumulated sufficient payroll deductions during such Purchase Period to purchase at least ten (10) whole Shares.  In the event a Participant in Thailand has not accumulated sufficient payroll deductions during a given Purchase Period to purchase at least ten (10) whole Shares, such Participant will be deemed to have withdrawn from the Plan with respect to that Purchase Period and his or her payroll deductions will be refunded to the Participant without interest promptly following the end of the Purchase Period.

5.                                      Terms of the ESPP.  Except as set forth above, Participants in Thailand shall be subject to the terms and conditions set forth in the ESPP.

APPENDIX E

SUBPLAN UNDER THE SEAGATE TECHNOLOGY PUBLIC LIMTED COMPANY EMPLOYEE STOCK PURCHASE PLAN FOR EMPLOYEES IN SINGAPORE

1.                                      Purpose.  The purpose of this subplan under the Seagate Technology public limited company Employee Stock Purchase Plan (the “Subplan”) is to set forth requirements with respect to the participation by eligible Employees at Seagate Technology International and Seagate Singapore International Headquarters Pte. Ltd. in Singapore in the Seagate Technology public limited company Employee Stock Purchase Plan (the “ESPP”).

2.                                      Terms of the Subplan.  The terms and conditions of the Subplan shall in all respects be identical to those set forth in the ESPP, except as set forth in this Subplan. Capitalized terms not otherwise defined in this Subplan shall have the same meanings as set forth in the ESPP.

3.                                      Minimum Purchase.  Notwithstanding Sections 5 and 9 of the ESPP, purchases will not be made for Participants in Singapore with respect to a given Purchase Period unless the applicable Participant has accumulated sufficient payroll deductions during such Purchase Period to purchase at least ten (10) whole Shares.  In the event a Participant in Singapore has not accumulated sufficient payroll deductions during a given Purchase Period to purchase at least ten (10) whole Shares, such Participant will be deemed to have withdrawn from the Plan with respect to that Purchase Period and his or her payroll deductions will be refunded to the Participant without interest promptly following the end of the Purchase Period.

4.                                      Terms of the ESPP.  Except as set forth above, Participants in Singapore shall be subject to the terms and conditions set forth in the ESPP.

APPENDIX F

SUBPLAN UNDER THE SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY EMPLOYEE STOCK PURCHASE PLAN FOR EMPLOYEES IN CHINA

1.                                      Purpose.  The purpose of this subplan under the Seagate Technology public limited company Employee Stock Purchase Plan (the “Subplan”) is to set forth requirements with respect to the participation by eligible Employees at Seagate Technology International (Wuxi) Co. Ltd. and Seagate Technology (Suzhou) Co. Ltd.  in China in the Seagate Technology public limited company Employee Stock Purchase Plan (the “ESPP”).

2.                                      Terms of the Subplan.  The terms and conditions of the Subplan shall in all respects be identical to those set forth in the ESPP, except as set forth in this Subplan. Capitalized terms not otherwise defined in this Subplan shall have the same meanings as set forth in the ESPP.

3.                                      Minimum Purchase.  Notwithstanding Sections 5 and 9 of the ESPP, purchases will not be made for Participants in China with respect to a given Purchase Period unless the applicable Participant has accumulated sufficient payroll deductions during such Purchase Period to purchase at least ten (10) whole Shares.  In the event a Participant in China has not accumulated sufficient payroll deductions during a given Purchase Period to purchase at least ten (10) whole Shares, such Participant will be deemed to have withdrawn from the Plan with respect to that Purchase Period and his or her payroll deductions will be refunded to the Participant without interest promptly following the end of the Purchase Period.

4.                                      Terms of the ESPP.  Except as set forth above, Participants in China shall be subject to the terms and conditions set forth in the ESPP.